UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2016

Blonder Tongue Laboratories, Inc.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)

One Jake Brown Road, Old Bridge, New Jersey 08857

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 679-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 25, 2016, Blonder Tongue Laboratories, Inc. (the “Company”), R. L. Drake Holdings, LLC, a wholly-owned subsidiary of the Company (“RLD” and with the Company, collectively, “Borrower”), and Santander Bank, N.A. (“Santander”) entered into a Sixteenth Amendment to Revolving Credit, Term Loan and Security Agreement (the “Sixteenth Amendment”), to amend that certain Revolving Credit, Term Loan and Security Agreement dated August 6, 2008, as amended by the previous fifteen amendments (as amended to date including the Sixteenth Amendment, collectively, the “Loan Agreement”).

The Sixteenth Amendment extends the termination date of the Loan Agreement and the “Additional Availability Period” under the Loan Agreement from September 1, 2016 to December 1, 2016 and also amends certain financial terms and certain of the Company’s financial covenants. In particular, (i) the “Revolving Interest Rate” under the Loan Agreement has increased from an amount equal to the Index (as defined in the Loan Agreement) plus 1.75% to an amount equal to the Index plus 5.00%, (ii) the “Term Loan Rate” under the Loan Agreement has increased from an amount equal to the Index plus 1.75% to an amount equal to the Index plus 5.00% and (iii) the maximum revolving advance amount has been reduced from $4 million to $3.5 million. In addition, the amended covenants require the Company to achieve EBITDA of not less than negative (-) $82,000 as of September 30, 2016 (calculated on a trailing nine month basis).

The foregoing summary of the Sixteenth Amendment is not complete and is qualified in its entirety by reference to the full text of the Sixteenth Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 2.03. Upon a default under the Loan Agreement, including the non-payment of principal or interest, the obligations of the Company under the Loan Agreement may be accelerated and Santander may pursue its rights under the Uniform Commercial Code and any other applicable law or in equity.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Sixteenth Amendment to Revolving Credit, Term Loan and Security Agreement, dated August 25, 2016, between Santander Bank, N.A. and Blonder Tongue Laboratories, Inc. and R. L. Drake Holdings, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.

By:	/s/ Eric Skolnik
Eric Skolnik Senior Vice President and Chief Financial Officer

Date: August 30, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixteenth Amendment to Revolving Credit, Term Loan and Security Agreement, dated August 25, 2016, between Santander Bank, N.A. and Blonder Tongue Laboratories, Inc. and R. L. Drake Holdings, LLC.